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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Exact Sciences Corporation
Madison, Wisconsin

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-168909, effective August 17, 2010; File No. 333-164467, effective January 22, 2010; File No. 333-158307, effective March 31, 2009; File No. 333-141323, effective March 15, 2007; File No. 333-123584, effective March 25, 2005; File No. 333-107840, effective August 11, 2003; and File No. 333-54618, effective January 30, 2001) of Exact Sciences Corporation of our reports dated March 1, 2013, relating to the financial statements, and the effectiveness of Exact Sciences Corporation's internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP
Milwaukee, Wisconsin
March 1, 2013

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM